Exhibit 99.1

PDL BioPharma Enters into Cooperation Agreement with Engine Capital

Appoints New Independent Director Alan L. Bazaar to its Board of Directors

INCLINE VILLAGE, Nev., Feb. 28, 2020 - PDL BioPharma, Inc. ("PDL" or the "Company") (Nasdaq: PDLI) today announced it has entered into a cooperation agreement with Engine Capital Management LP (together with its affiliates, “Engine”), which owns approximately 5.5% of the Company’s outstanding shares, pursuant to which Alan L. Bazaar will immediately join PDL’s Board of Directors as a Class III director serving until the Company’s 2022 Annual Meeting of Stockholders. PDL has also agreed to form a Cost Committee of the Board, chaired by Mr. Bazaar, to oversee cost reduction initiatives and will present a proposal to declassify the Board at the 2020 Annual Meeting. Following the 2020 Annual Meeting, Mr. Bazaar will be appointed to the Compensation Committee of the Board, and PDL’s Board will be comprised of seven directors, five of whom are independent. At that time, the Company will have refreshed five of the seven seats on the Board since June 2018.

“We are pleased to welcome Alan to PDL’s Board,” said Elizabeth O’Farrell, Chairperson of PDL. “Alan has significant experience serving as a director at companies that have undergone successful sale processes. We believe this experience will benefit PDL and its stockholders as we continue to work expeditiously to monetize our assets and return net proceeds to stockholders.”

“I am excited to join PDL’s Board at this important juncture and believe there are significant opportunities to realize value,” said Mr. Bazaar. “I look forward to collaborating with my fellow directors and the management team as we work to maximize the value of PDL’s assets for the benefit of all stockholders.”

Mr. Bazaar, 49, is currently Chief Executive Officer of Hollow Brook Wealth Management and Chairman of the board of Wireless Telecom Group, Inc. Previously, he has served as a director at Hudson Global, Inc., Sparton Corporation until the completion of its sale to Cerberus Capital Management, LoJack Corporation until the completion of its sale to CalAamp, and NTS, Inc. until the completion of its sale to Tower Three Partners. Mr. Bazaar received a BA in history from Bucknell University and an MBA from the Stern School of Business at New York University. He is a Certified Public Accountant (inactive).

Ms. O’Farrell continued, “We believe this agreement with Engine is in the best interests of PDL and our stockholders as it will ensure our continued focus on the execution of our plan to monetize assets and maximize stockholder value.”

“We appreciate the constructive engagement we have shared with PDL’s Board and management team,” said Arnaud Ajdler, Managing Member of Engine. “We are confident in Alan’s ability to work effectively with the full Board towards a successful execution of the monetization plan and to ensure maximum value is achieved for stockholders.”

Under the terms of the agreement, Engine has agreed to abide by customary standstill and voting provisions until the earlier of 30 days prior to the deadline for stockholder nominations of directors for the 2021 Annual Meeting or 120 days prior to the first anniversary of the 2020 Annual Meeting. The complete agreement between PDL and Engine will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to PDL. Olshan Frome Wolosky LLP is serving as legal counsel to Engine.

About PDL BioPharma, Inc.

Throughout its history, PDL's mission has been to improve the lives of patients by aiding in the successful development of innovative therapeutics and healthcare technologies. PDL BioPharma was founded in 1986 as Protein Design Labs, Inc. when it pioneered the humanization of monoclonal antibodies, enabling the discovery of a new generation of targeted treatments that have had a profound impact on patients living with different cancers as well as a variety of other debilitating diseases. In 2006, the Company changed its name to PDL BioPharma.

As of December 2019, PDL has ceased to make additional strategic transactions and investments and is pursuing a formal process to unlock the value of its portfolio by monetizing its assets and ultimately distributing net proceeds to stockholders.

For more information please visit www.pdl.com.

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein.

About Engine Capital

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. The Company is subject to risks and uncertainties described in the Company's annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis and expectations only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

The Company plans to file a proxy statement (the “2020 Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://investor.pdl.com/investor-relations/sec-filings) or by contacting Okapi Partners by phone (for stockholders, banks and brokers) at 877-259-6290 or (all others outside the U.S.) at 212-297-0720, by email at info@okapipartners.com or by mail at Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2019 annual meeting of stockholders (the “2019 Proxy Statement”), filed with the SEC on April 30, 2019. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Investors
Okapi Partners
Mark Harnett
212-297-0720

Media
Reevemark
Renée Soto / Hugh Burns / Nicholas Leasure
212-433-4600